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                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported) March 21, 1994
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                        Registrant; State of Incorporation;  IRS Employer
Commission File Number  Address; and Telephone No.           Identification No.

1-5532                  Portland General Corporation         93-0909442
                        (an Oregon Corporation)
                        121 SW Salmon Street
                        Portland, Oregon 97204
                        (503) 464-8820

1-5532-99               Portland General Electric Company    93-0256820
                        (an Oregon Corporation)
                        121 SW Salmon Street
                        Portland, Oregon 97204
                        (503) 464-8000

                  121 S.W. Salmon Street, Portland, Oregon              97204
                 (Address of principal executive offices)            (zip code)

               Registrant's telephone number, including area code 503-464-8820
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REGULATORY MATTERS

On March 21, 1994 the Oregon Public Utility Commission (PUC) Staff filed a motion with the PUC Hearings Officers to bifurcate Portland General Electric Company's (PGE) November 8, 1993 rate request to separate issues related to the Trojan Nuclear Plant (Trojan) and cost of capital from non-Trojan issues. PGE is the principal subsidiary of Portland General Corporation (Portland General). See Portland General's and PGE's report on Form 10-K for the year ended December 31, 1993 for background information regarding the rate request.

Citing a need to retain an expert to review certain aspects of the rate request relating to Trojan, the PUC Staff moved to separately consider issues relating to Trojan, including decommissioning, operating expenses, taxes, return of capital invested in the plant and return on the undepreciated investment. The motion also asks that cost of capital evidence be heard with the Trojan issues in order to allow consideration of the most current capital market information. The motion amends the schedule to delay consideration of these issues until August 1994. The other issues in the rate request will continue to be addressed as originally scheduled.

PGE expects the motion to be acted upon in April 1994. PGE expects the PUC to issue a single order addressing all rate case matters, including Trojan and cost of capital issues, in late 1994.

Management continues to believe that the PUC will grant future revenues to cover all, or substantially all, of Trojan costs with an appropriate return. However, management cannot predict, with certainty, the ultimate outcome of this public process.
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.









                                    Portland General Corporation
                                    Portland General Electric Company





March 22, 1994               By          /s/  Joseph M. Hirko

                                              Joseph M. Hirko
                                              Vice President Finance,
                                              Chief Financial Officer,
                                              Chief Accounting Officer
                                              and Treasurer

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